EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF PIONEER SOUTHWEST ENERGY PARTNERS L.P.

PURSUANT TO 18 U.S.C. § 1350

I, Richard P. Dealy, Executive Vice President and Chief Financial Officer of Pioneer Natural Resources GP LLC, the general partner of Pioneer Southwest Energy Partners L.P. (the "Partnership"), hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Partnership fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Richard P. Dealy
Name:	Richard P. Dealy, Executive Vice
President and Chief Financial Officer
Date:	November 9, 2009